KeyCorp Fourth Quarter 2017 Earnings Review January 18, 2018 Beth E. Mooney Chairman and Chief Executive Officer Don Kimble Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION 2 This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in KeyCorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the First Niagara business or fully realizing cost savings and other benefits; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of KeyCorp’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “pre-provision net revenue,” “cash efficiency ratio,” and certain financial measures excluding notable items, including merger-related charges. Management believes these measures may assist investors, analysts and regulators in analyzing Key’s financials. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation or page 18 of our Form 10-Q dated September 30, 2017. GAAP: Generally Accepted Accounting Principles

3 2017 – A Step Change in Performance Driving Stronger Returns Strong Risk Management Disciplined Capital Management  Maintained strong capital position − CET1 ratio of 10.1%(b)  Two common share dividend increases in 2017 (up 24% from year-end 2016)  $730MM(c) of common share repurchases in 2017  Maintained credit discipline, strong asset quality − Net charge-offs to average loans of .24%; portfolios continue to perform well − Nonperforming loans to period-end loans of .58%  Achieved significant milestones with Key and First Niagara value attainment objectives − Annual run-rate cost savings of over $400 million − Cash efficiency ratio declined by 410 bps, to 60.2%(a) FY2017 − Revenue synergies generated through new and expanded relationships − Return on tangible common equity increased by 282 bps, to 13.1%(a) FY2017  5th consecutive year of positive operating leverage  Continued momentum in fee-based businesses, with investments accelerating growth − Record quarter and year for investment banking & debt placement fees ($603 MM in FY2017) − Record level of cards and payments income (+23% from 2016)  Strategic investments strengthen franchise and position company for future growth − Cain Brothers, HelloWallet, merchant services, residential mortgage (a) Non-GAAP measure and excludes notable items; see Appendix for detail and reconciliations (b) 12/31/17 ratio is estimated (c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans

Long-term Targets 4 FY 2017 New LT TargetsFY 2015 Previous LT Targets Positive operating leverage (YoY) Drive YoY positive operating leverage  Drive YoY positive operating leverage Maintain moderate risk profile Net charge-offs to avg. loans targeted range of 40-60 bps 24 bps 24 bps Net charge-offs to avg. loans targeted range of 40-60 bps Return on average tangible common equity(a) 13.1%(b) 15 - 18%9.6% 13 - 15% Cash efficiency ratio(a) 54% - 56%65.9% 60.2% (b) < 60% (a) Non-GAAP measure; see Appendix and 2015 Form 10-K for reconciliations (b) Excludes notable items; see Appendix for detail and reconciliations

5 Financial Review

Financial Highlights

Continuing operations, unless otherwise noted

		4Q17	3Q17	4Q16	LQ Δ	Y/Y Δ
Profitability	EPS – assuming dilution	.17	$ .32	.20	(47) %	(15) %
	EPS – excl. notable items[a], [b]	.36	.35	.31	3	16
	Cash efficiency ratio[a]	66.7 %	62.2 %	76.2 %	450 bps	(950) bps
	Cash efficiency –excl. notable items[a], [b]	61.3	59.7	63.3	160	(200)
	Return on average tangible common equity[a]	6.4	12.2	7.9	(580)	(150)
	ROTCE – excl. notable items[a], [b]	13.6	13.2	12.5	40	110
Capital[c]	Common Equity Tier 1[d]	10.08 %	10.26 %	9.54 %	(18) bps	54 bps
	Tier 1 risk-based capital[d]	10.93	11.11	10.89	(18)	4
	Tangible common equity to tangible assets[a]	8.23	8.49	8.09	(26)	14
Asset Quality	NCOs to average loans	.24 %	.15 %	.34 %	9 bps	(10) bps
	NPLs to EOP portfolio loans[e]	.58	.60	.73	(2)	(15)
	Allowance for loan and lease losses to EOP loans	1.01	1.02	1.00	(1)	1

Cash Efficiency Ratio[a]
excl. notable items[b]



63.3%
60.4%
59.4%
59.7%
61.3%
4Q16
1Q17
2Q17
3Q17
4Q17

ROTCE[a]
excl. notable items[b]



12.5%
12.9%
12.9%
13.2%
13.6%
4Q16
1Q17
2Q17
3Q17
4Q17

NCOs to Avg. Loans



0.34%
0.27%
0.31%
0.15%
0.24%
4Q16
1Q17
2Q17
3Q17
4Q17

EOP = End of Period

(a) Non-GAAP measure: see Appendix for reconciliation

(b) Notable items include merger-related charges (all periods); impact of tax reform and related actions in 4Q17; merchant services gain adj. in 3Q17; merchant services gain, purchase accounting finalization, and charitable contribution in 2Q17; see Appendix for detail on merger-related charges

(c) From consolidated operations

(d) 12/31/17 ratios are estimated

(e) Nonperforming loan balances exclude $738 million, $783 million, and $865 million of purchased credit impaired loans at December 31, 2017, September 30, 2017, and December 31, 2016, respectively

6

$0 $30 $60 $90 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 $10 $20 $30 $40 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 7 Loans $ in billions Average Commercial & Industrial Loans $ in billions ConsumerCommercial vs. Prior Year Total Average Loans Highlights  Average loans up 1% from 4Q16 – Broad-based C&I growth – Strength in indirect auto lending – Partially offset by higher levels of paydowns, primarily in CRE, and continued decline in home equity $86$85 $39 $41 vs. Prior Quarter  Average loans down 1% from 3Q17 – CRE was negatively impacted by significantly higher debt placements and paydowns – Commercial balances declined $500 MM related to lower line utilization – Home equity continues to decline, consistent with overall market trends

 Deposit cost up 3 bps from 3Q17 – Cumulative beta of 21% since December 2015 (contractual commercial rates and relationship rates) – Continued migration of portfolio into time deposits  Deposit mix: 31% noninterest-bearing (+$762 MM vs. 3Q17)  Average deposit balances up 1% from 3Q17 – Noninterest bearing deposits up 2%, reflecting seasonal deposit inflows – Growth in certificates of deposit from core retail clients $32.3 $53.6 $6.4 $11.5 .00% .10% .20% .30% .40% .50% .60% .70% $25 $45 $65 $85 $105 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 8 4Q17 Average Deposit Mix  Average deposit down 1% from 4Q16 – Decline reflects lower escrow deposits and short-term commercial deposits partially offset by core retail and commercial deposit growth (a) Consumer includes retail banking, small business, and private banking Cost of total deposits CDs and other time deposits Savings Noninterest-bearing NOW and MMDA Total average deposits Deposits $ in billions $ in billions vs. Prior Year vs. Prior Quarter $104 60% 40% Commercial and corporate Consumer(a) $105 .22% .31% Average Deposits Highlights

3.12% 3.09% 2.82% 2.97% 2.0% 2.5% 3.0% 3.5% 4.0% $0 $200 $400 $600 $800 $1,000 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 NIM Change vs. Prior Quarter 3Q17: 3.15% PAA (4Q vs. 3Q) (.04) Increased liquidity (.03) Interest rate benefit .01 Total change (.06) 4Q17: 3.09%  Net interest income stable from 3Q17, excl. PAA – Reflects decline in loan balances from higher paydowns; partially offset by higher interest rates 9TE = Taxable equivalent PAA = Purchase accounting accretion(a) 3Q16 Net interest income included $6 million of merger-related charges; see Appendix for detail on merger-related charges (b) 4Q17 purchase accounting accretion of $38 MM is made up of $26 MM related to contractual maturities and $12 MM related to prepayments Net interest income (TE), excl. PAA Reported NIM (TE)  Excluding impact of PAA, 4Q17 net interest income was $914 MM and net interest margin was 2.97%  Net interest income up $58 MM from 4Q16, excl. PAA – Largely driven by higher interest rates and low deposit betas Net Interest Income and Margin $ in millions; continuing operations vs. Prior Year vs. Prior Quarter Purchase accounting accretion (PAA) $948 $952 (a) NIM (TE); excl. PAAx $38 $92 4Q16 1Q17 2Q17 3Q17 4Q17 NIM – reported 3.12% 3.13% 3.30% 3.15% 3.09% PAA .19 .18 .19 .16 .12 PAA refinement/ finalization .11 - .14 - - NIM – excl. PAA 2.82 2.95 2.97 2.99 2.97 NII – reported ($MM) $ 948 $ 929 $ 987 $ 962 $ 952 PAA 58 53 58 48 38 PAA refinement/ finalization 34 - 42 - - NII – excl. PAA $856 $876 $877 $914 $914  FNFG loan mark at 12/31/17: $266MM ($208 MM purchased performing, $58 MM purchased credit impaired)  Purchased credit impaired accretable yield at 12/31/17: $131 MM Net Interest Income & Net Interest Margin Trend (TE) Highlights (b)

Noninterest Income

Noninterest Income

$ in millions *Up / (Down)*	4Q17	vs. 4Q16	vs. 3Q17
Trust and investment services income	$ 131	$ 8	$ (4)
Investment banking and debt placement fees	200	43	59
Service charges on deposit accounts	89	5	(2)
Operating lease income and other leasing gains	27	6	11
Corporate services income	56	(5)	2
Cards and payments income	77	8	2
Corporate-owned life insurance	37	(3)	6
Consumer mortgage income	7	1	-
Mortgage servicing fees	17	(3)	(4)
Net gains (losses) from principal investing	3	(1)	-
Other income	12	(21)	(6)
Total noninterest income	**$ 656**	**$ 38**	**$ 64**
Notable items[(a)]	-	(9)	5
Total noninterest income, excluding notable items[(b)]	**$ 656**	**$ 47**	**$ 59**

Highlights

vs. Prior Year

- **Noninterest income up $47 MM from 4Q16, excl. notable items[(a),(b)]**
  - **Continued momentum in many fee-based businesses:**
    - Record investment banking and debt placement fees (+$43 MM)
    - Trust and investment services income (+$8 MM)
    - Cards and payments income (+$8 MM)

vs. Prior Quarter

- **Noninterest income up $59 MM from 3Q17, excl. notable items[(a),(b)]**
  - **Record quarter for investment banking and debt placement fees (+$59 MM) related to broad-based growth, as well as the acquisition of Cain Brothers**
  - **Partially offset by a decline in other income related to the impairment of certain tax-advantaged assets ($7 MM)**

(a) Notable items in 3Q17 include $(5) MM merchant services gain adjustment; notable items in 4Q16 include $9 MM of merger-related charges
(b) Non-GAAP measure

10

Noninterest Expense

Noninterest Expense

$ in millions *Up / (Down)*	4Q17	vs. 4Q16	vs. 3Q17
Personnel	$ 608	$ (40)	$ 50
Net occupancy	92	(20)	18
Computer processing	54	(43)	(2)
Business services, professional fees	52	(26)	3
Equipment	31	1	2
Operating lease expense	28	11	4
Marketing	35	-	1
FDIC assessment	20	(3)	(1)
Intangible asset amortization	26	(1)	1
OREO expense, net	3	-	-
Other expense	149	(1)	30
Total noninterest expense	**$ 1,098**	**$ (122)**	**$ 106**
Notable items[(a)]:			
Merger-related charges	56	(151)	20
Tax-related impact	29	29	29
Total noninterest expense, excluding notable items[(a),(b)]	**$ 1,013**	**$ -**	**$ 57**

Highlights

- **Notable items:**

$ in millions	4Q17	4Q16	3Q17
Merger-related charges	$56	$207	$36
Impact of tax reform and related actions	29	-	-
	$85	$207	$36

vs. Prior Year

- **Noninterest expense stable, excl. notable items[(a),(b)]**
  - **Reflects recent acquisitions: Cain Brothers, HelloWallet, merchant services, and investments in residential mortgage platform**
  - **Higher operating lease expense**
  - **Offset by the realization of merger cost savings**

vs. Prior Quarter

- **Noninterest expense up $57 MM, excl. notable items[(a),(b)]**
  - **Reflects Cain Brothers acquisition ($36 MM) early in fourth quarter**
  - **Higher incentive compensation related to strong capital markets performance**

(a) Notable items of $85 MM in 4Q17 (merger-related charges and impact of tax reform and related actions), $207 MM in 4Q16 (merger-related charges) and $36 MM in 3Q17 (merger-related charges); see Appendix for detail on merger-related charges and estimated impact of tax reform and related actions
(b) Non-GAAP measure

11

12 $ in millions Credit Quality $ in millions $72 $52 $66 $49 .34% .24% .00% .20% .40% .60% .80% 1.00% $0 $25 $50 $75 $100 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 NCOs Provision for credit losses NCOs to average loans $625 $503 .73% .58% .00% .40% .80% 1.20% 1.60% 2.00% $0 $200 $400 $600 $800 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 NPLs NPLs to period-end loans NCO = Net charge-off (a) Nonperforming loan balances exclude $738 million and $865 million of purchased credit impaired loans at December 31, 2017, and December 31, 2016, respectively $858 $877 137% 174% 0% 50% 100% 150% 200% 250% $600 $700 $800 $900 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 Allowance for loan and lease losses to NPLs Allowance for loan and lease losses Nonperforming Loans(a) Acquired Loans 4Q17 allowance for loan losses to period-end loans of 1.01% $36 $38 $50 $72 $72 .17% .18% .25% .40% .45% .00% .20% .40% .60% $0 $20 $40 $60 $80 4Q16 1Q17 2Q17 3Q17 4Q17 $ in millions Allowance for acquired loans Acquired loan allowance to period-end acquired loans Allowance for Loan and Lease LossesNet Charge-offs & Provision for Credit Losses

Common Equity Tier 1(a) 13  Strong capital position with Common Equity Tier 1 ratio of 10.08%(a) at 12/31/17  Repurchased $199 MM(c) in common shares during 4Q17  Increased common share dividend to $.105 per common share in 4Q17; 11% increase from PQ and 24% increase for FY17  The impact of tax reform reduced Key’s Common Equity Tier 1 ratio by 14 bps − This does not change any of Key’s previously announced planned capital actions Tangible Common Equity to Tangible Assets(b) (a) 12/31/17 ratios are estimated (b) Non-GAAP measure: see Appendix for reconciliation (c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans 9.54% 10.08% 6.00% 8.00% 10.00% 12.00% 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 8.09% 8.23% 0.00% 2.50% 5.00% 7.50% 10.00% 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 Capital Highlights

Outlook and Expectations Average Balance Sheet • Loans: average balances in the range of $88.5 B - $89.5 B • Deposits: average balances in the range of $104.5 B - $105.5 B Net Interest Income • Net interest income expected to be in the range of $3.9 B - $4.0 B • Outlook includes one rate increase in June 2018 Noninterest Income • Expected to be in the range of $2.5 B - $2.6 B Noninterest Expense • Expected to be in the range of $3.85 B - $3.95 B − Includes remaining First Niagara cost savings of $50 million in early 2018 Credit Quality • Net charge-offs to average loans below targeted range of 40 – 60 bps • Provision expected to slightly exceed net charge-offs to provide for loan growth Taxes • GAAP tax rate in the range of 18% - 19% 14 FY 2018 Long-term Targets Positive operating leverage Cash efficiency ratio: 54%-56% Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps ROTCE: 15-18%

15 Appendix

Loan Portfolio Detail, at 12/31/17

Total Loans

$ in billions	12/31/17	% of total loans
Commercial and industrial	$ 41.9	48
Commercial real estate	16.0	19
Commercial lease financing	4.8	6
Total Commercial	$ 62.7	73
Residential mortgage	$ 5.5	6
Home equity	12.0	14
Consumer direct	1.8	2
Credit card	1.1	1
Consumer indirect	3.3	4
Total Consumer	$ 23.7	27

Commercial Loans

Diversified Portfolio by Industry

Total commercial loans:



Utilities
Agriculture
Automotive
Transportation
Business Products
Technology
Business Services
Construction
Consumer Discretionary
Real Estate
Consumer Services
Equipment
Public Sector
Finance
Other
Healthcare
Oil & Gas
Materials/ Extraction
Media

Home Equity

	Outstanding Balances		Average Loan Size	Average FICO	2008/ prior vintage
First lien	$ 7,140	59%	$ 72,266	771	20%
Second lien	4,888	41	46,627	768	35
Total home equity	**$ 12,028**				



Variable 55%
Fixed 45%

- Combined weighted-average LTV at origination: 70%
- $653 million in lines outstanding (5% of the total portfolio) come to end of draw period by 4Q19

Commercial Real Estate

- Focused on relationships with CRE owners
- Aligned with targeted industry verticals
- Primarily commercial mortgage; selective approach to construction
- Criticized non-accruals: 0.2% of period-end balances(a)



Construction
Commercial mortgage
54%
88%
12/31/2007
12/31/2017

Tables may not foot due to rounding

(a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition

16

Average Total Investment Securities 17 Average AFS securities Investment Portfolio (a) Yield is calculated on the basis of amortized cost (b) Includes end-of-period held-to-maturity and available-for-sale securities Average yield(a) Average HTM securities 1.87% 1.00% 1.50% 2.00% 2.50% 3.00% $0.0 $10.0 $20.0 $30.0 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 $29.6 $ in billions Securities to Total Assets(b) 22% 22% 10% 15% 20% 25% 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 $29.3 2.06%  Portfolio composed primarily of GNMA and GSE- backed MBS and CMOs ‒ Primarily fixed rate ‒ GNMA 45% of 4Q17 average balances  Portfolio used for funding and liquidity management: ‒ Securities cash flows of $1.4 billion in 4Q17 ‒ $525 million growth in average balance – Reinvesting cash flows into High Quality Liquid Assets  Replaced cash flows at higher yields during 4Q17 − New investments yield 2.89% vs. 4Q17 cash flows at 2.11%  Portfolio average life of 4.5 years and duration of 4.0 years at 12/31/17 Highlights

Interest Rate Risk Management

The strength and diversity of our franchise positions Key to benefit from economic growth and a rising rate environment

Business and Balance Sheet Highlights

- **Strong, low-cost deposit base**
  - $72B interest-bearing deposits at 45 bps
  - $32B noninterest-bearing deposits
  - ~65% stable retail and low-cost escrow
  - > 85% from markets where Key maintains top-5 deposit or branch share
  - $88MM deposits per branch, up 20% vs. pre-FNFG
  - Payments investments drive commercial deposit growth
- **Relationship-oriented lending franchise**
  - Distinctive commercial capabilities drive C&I loan growth and ~70% floating-rate loan mix
  - Recent investments in residential mortgage and auto lending enhance Key's growth trajectory and balance our ALM position
- **Disciplined balance sheet management with recurring re-investment opportunities**
  - $30B securities portfolio is >99% government-guaranteed and generates ~$500MM cash flows per month
  - Discretionary hedge activities (~$16B) help moderate interest rate risk exposure while providing near-term earnings upside ($5.4B swaps mature through 4Q18 at weighted-average receive rate of .98%)

Net Interest Income Sensitivities (FY18) ($MM)

(change vs. FY 2018 outlook)[a]



One additional Fed Funds rate hike (March)
$36
$1B additional loan growth
$24
5% lower beta
$12
$12
5% higher beta
$24
$1B less loan growth
$24
No June Fed Funds rate hike

- **Modestly asset sensitive positioning[b]**
  - NII impact of 3%-5% for a 200 bps increase over 12 months
    - Reflects a deposit repricing beta that ramps from ~25% to 50%
  - Assumes replacement of swaps and securities cash flows
  - Each 25 bps increase in the Fed Funds rate is equivalent to an additional $12 MM of net interest income per quarter

(a) Outlook and Expectations for FY 2018 is as described on page 14 of this presentation and assumes market forward interest rates as of December 2017 and deposit betas increasing modestly from recent levels.
(b) Simulation analysis for net interest income is described in Figure 34 of Key's 2016 Form 10-K

18

Criticized Outstandings(a) to Period-end Total LoansDelinquencies to Period-end Total Loans 19 Credit Quality Trends (a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition (b) From continuing operations (c) Nonperforming loan balances exclude $738 million, $783 million, $835 million, $812 million, and $865 million of purchased credit impaired loans at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively 30 – 89 days delinquent 90+ days delinquent .47% .42% .10% .10% .00% .25% .50% 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 3.2% 3.4% .0% 2.0% 4.0% 6.0% 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 Metric(b) 4Q17 3Q17 2Q17 1Q17 4Q16 Delinquencies to EOP total loans: 30-89 days .42 .38 .39 .36 .47 % Delinquencies to EOP total loans: 90+ days .10 .10 .10 .09 .10 NPLs to EOP portfolio loans(c) .58 .60 .59 .67 .73 NPAs to EOP portfolio loans + OREO + Other NPAs(c) .62 .64 .64 .72 .79 Allowance for loan losses to period-end loans 1.01 1.02 1.01 1.01 1.00 Allowance for loan losses to NPLs 174.4 170.2 171.6 151.8 137.3 Continuing operations Continuing operations

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs[(b)] / average loans (%)	Nonperforming loans[(c)]	Ending allowance[(d)]	Allowance / period-end loans[(d)] (%)	Allowance / NPLs (%)
	12/31/17	4Q17	4Q17	4Q17	12/31/17	12/31/17	12/31/17	12/31/17
Commercial and industrial[(a)]	$ 41,859	$ 41,289	$ 24	.23%	$ 153	$ 529	1.26%	345.75%
Commercial real estate:								
Commercial Mortgage	14,088	14,386	1	.03	30	133	.94	443.33
Construction	1,960	1,967	-	-	2	30	1.53	N/M
Commercial lease financing[(e)]	4,826	4,687	4	.34	6	43	.89	716.67
Real estate – residential mortgage	5,483	5,474	1	.07	58	7	.13	12.07
Home equity	12,028	12,128	4	.13	229	43	.36	18.78
Credit cards	1,106	1,061	9	3.37	2	44	3.98	N/M
Consumer direct loans	1,794	1,782	6	1.34	4	28	1.56	700.00
Consumer indirect loans	3,261	3,232	3	.37	19	20	.61	105.26
Continuing total[(f)]	**$ 86,405**	**$ 86,006**	**$ 52**	**.24%**	**$ 503**	**$ 877**	**1.01%**	**174.35%**
Discontinued operations	1,314	1,337	4	1.19	7	16	1.22	228.57
Consolidated total	**$ 87,719**	**$ 87,343**	**$ 56**	**.25%**	**$ 510**	**$ 893**	**1.02%**	**175.10%**

N/M = Not meaningful

(a) 12/31/17 ending loan balance includes $119 million of commercial credit card balances; average loan balance includes $119 million of assets from commercial credit cards
(b) Net loan charge-off amounts are annualized in calculation
(c) 12/31/17 NPL amount excludes $738 million of purchased credit impaired loans
(d) 12/31/17 allowance by portfolio is estimated
(e) Commercial lease financing includes receivables held as collateral for a secured borrowing of $24 million at December 31, 2017. Principal reductions are based on the cash payments received from these related receivables.
(f) 12/31/17 ending loan balance includes purchased loans of $15.4 billion, of which $738 million were purchased credit impaired

20

4Q17 3Q17 2Q17 1Q17 4Q16 3Q16 2Q16 1Q16 4Q15 Net interest income - - - - - $ (6) - - - Operating lease income and other leasing gains - - - - - $ (2) - - - Other income - - - - $ 9 (10) - - - Noninterest income - - - - $ 9 $ (12) - - - Personnel expense $ 26 $ 25 $ 31 $ 30 $ 80 $ 97 $ 35 $ 16 - Net Occupancy $ 12 $ (2) $ (1) $ 5 $ - - - - Business services and professional fees 3 2 6 5 22 $ 32 $ 5 $ 7 $ 5 Computer processing 1 4 2 5 38 15 - - - Marketing 5 5 6 6 13 9 3 1 - All other non-personnel 9 2 - 30 25 36 2 - 1 Total non-personnel expense $ 30 $ 11 $ 13 $ 51 $ 127 $ 92 $ 10 $ 8 $ 6 Total merger-related charges $ 56 $ 36 $ 44 $ 81 $ 198 $ 207 $ 45 $ 24 $ 6 EPS impact $ (.03) $ (.02) $ (.03) $ (.05) $ (.11) $ (.14) $ (.04) $ (.02) - 21 FNFG Merger-related Charges $ in millions Increase / (Decrease)

22 Estimated Impact of Tax Reform and Related Actions Estimated Federal Tax Reform Impact Tax Reform Related Actions Total Estimated Tax Reform Impact Net interest income (TE) - - - Noninterest income $ (1) - $ (1) Noninterest expense 29 Personnel expense - $ 16 16 Nonpersonnel expense 13 - 13 Provision - - - Pre-tax Income (14) (16) (30) Income tax expense $ 147 $ (6) $ 141 Net Income $ (161) $ (10) $ (171) EPS Impact $ (.15) $ (.01) $ (.16) $ in millions Key’s GAAP tax rate for 2018 is expected to be in the range of 18-19% (a) Estimated expense related to the impairment of certain tax-advantaged assets resulting from recent tax reform (b) Estimated incremental income tax expense related to the revaluation of deferred tax assets and liabilities (c) Discretionary employee retirement contribution made by Key (c) (a) (b) (a)

Three months ended 12/31/2017 9/30/2017 12/31/2016 12/31/2017 12/31/2016 Notable Items Merger-related charges (56)$ (36)$ (198)$ (217)$ (474)$ Impacts of tax reform and related actions (30) - - (30) - Merchant services gain - (5) - 59 - Purchase accounting finalization, net - - - 43 - Charitable contribution - - - (20) - Total notable items (86)$ (41)$ (198)$ (165)$ (474)$ Income taxes (26) (13) (74) (53) (175) Revaluation of certain tax related assets 147 - - 147 - Total notable items after tax (207)$ (28)$ (124)$ (259)$ (299)$ Earnings per common share (EPS) excluding notable items EPS from continuing operations attributable to Key common shareholders ─ assuming dilution .17$ .32$ .20$ Add: EPS impact of notable items .19 .03 .11 EPS from continuing operations attributable to Key common shareholders excluding notable items (non-GAAP) .36$ .35$ .31$ Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) 15,023$ 15,249$ 15,240$ Less: Intangible assets (a) 2,928 2,870 2,788 Preferred Stock (b) 1,009 1,009 1,640 Tangible common equity (non-GAAP) 11,086$ 11,370$ 10,812$ Total assets (GAAP) 137,698$ 136,733$ 136,453$ Less: Intangible assets (a) 2,928 2,870 2,788 Tangible common equity to tangible assets ratio (non-GAAP) 134,770$ 133,863$ 133,665$ Tangible common equity to tangible assets ratio (non-GAAP) 8.23% 8.49% 8.09% Twelve months ended GAAP to Non-GAAP Reconciliation 23 (a) For the three months ended December 31, 2017, September 30,2017, and December 31, 2016, intangible assets exclude $26 million, $30 million, and $42 million, respectively, of period-end purchased credit card receivables (b) Net of capital surplus $ in millions

GAAP to Non-GAAP Reconciliation (continued)

$ in millions	Three months ended					Twelve months ended	
	12/31/2017	9/30/17	6/30/17	3/31/17	12/31/16	12/31/2017	12/31/2016
Average tangible common equity							
Average Key shareholders' equity (GAAP)	$ 15,268	$ 15,241	$ 15,200	$ 15,184	$ 14,901	$ 15,224	$ 12,647
Less: Intangible assets (average) [(a)]	2,939	2,878	2,756	2,772	2,874	2,837	1,825
Preferred Stock (average)	1,025	1,025	1,025	1,480	1,274	1,137	627
Average tangible common equity (non-GAAP)	$ 11,304	$ 11,338	$ 11,419	$ 10,932	$ 10,753	$ 11,250	$ 10,195
Return on average tangible common equity from continuing operations							
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$ 181	$ 349	$ 393	$ 296	$ 213	$ 1,219	$ 753
Plus: Notable items, after tax	207	28	(27)	51	124	259	299
Net income (loss) from continuing operations attributable to Key common shareholders excl. notable items	$ 388	$ 377	$ 366	$ 347	$ 337	$ 1,478	$ 1,052
Average tangible common equity (non-GAAP)	11,304	11,338	11,419	10,932	10,753	11,250	10,195
Return on average tangible common equity from continuing operations (non- GAAP)	6.35%	12.21%	13.80%	10.98%	7.88%	10.84%	7.39%
Return on average tangible common equity from continuing operations excl. notable items (non- GAAP)	13.62%	13.19%	12.86%	12.87%	12.47%	13.14%	10.32%
Cash efficiency ratio							
Noninterest expense (GAAP)	$ 1,098	$ 992	$ 995	$ 1,013	$ 1,220	$ 4,098	$ 3,756
Less: Intangible asset amortization	26	25	22	22	27	95	55
Adjusted noninterest expense (non-GAAP)	$ 1,072	$ 967	$ 973	$ 991	$ 1,193	$ 4,003	$ 3,701
Less: Notable items [(b)]	85	36	60	81	207	262	465
Adjusted noninterest expense excluding notable items (non-GAAP)	$ 987	$ 931	$ 913	$ 910	$ 986	$ 3,741	$ 3,236
Net interest income (GAAP)	$ 938	$ 948	$ 973	$ 918	$ 938	$ 3,777	$ 2,919
Plus: Taxable-equivalent adjustment	14	14	14	11	10	53	34
Noninterest income	656	592	653	577	618	2,478	2,071
Total taxable-equivalent revenue (non-GAAP)	$ 1,608	$ 1,554	$ 1,640	$ 1,506	$ 1,566	$ 6,308	$ 5,024
Plus: Notable items [(c)]	1	5	(103)	-	(9)	(97)	9
Adjusted total taxable-equivalent revenue excl. notable items (non-GAAP)	$ 1,609	$ 1,559	$ 1,537	$ 1,506	$ 1,557	$ 6,211	$ 5,033
Cash efficiency ratio (non-GAAP)	66.7%	62.2%	59.3%	65.8%	76.2%	63.5%	73.7%
Cash efficiency ratio excluding notable items (non-GAAP)	61.3%	59.7%	59.4%	60.4%	63.3%	60.2%	64.3%

(a) For the three months ended December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, average intangible assets exclude $28 million, $32 million, $36 million, $40 million, and $46 million, respectively, of average purchased credit card receivables. For the twelve months ended December 31, 2017, and December 31, 2016, average intangible assets exclude $34 million and $43 million, respectively, of average purchased credit card receivables

(b) Notable items for the three months ended December 31, 2017, includes $56 million of merger-related charges and $29 million of impact of tax reform and related actions; see slide 22 for detail on estimated impact of tax reform and related actions

(c) Notable items for the three months ended December 31, 2017, includes $1 million of impact of tax reform and related action; see slide 22 for detail on estimated impact of tax reform and related actions

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